UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2017

INPHI CORPORATION

(Exact name of registrant as specified in its charter)

001-34942
(Commission File Number)

Delaware	77-0557980
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

2953 Bunker Hill Lane, Suite 300, Santa Clara, California 95054

(Address of principal executive offices, with zip code)

(408) 217-7300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2017, William Ruehle accepted an appointment as a Class II director of the Board of Directors (the “Board”) of Inphi Corporation (the “Company”). Mr. Ruehle’s appointment will be effective simultaneously with a corresponding increase in the authorized size of the Board from eight to nine directors on March 15, 2017. The Board previously approved Mr. Ruehle’s appointment to the Board and approved the increase in the size of the Board, in each case subject to Mr. Ruehle’s acceptance of his appointment. As a non-employee director of the Company, Mr. Ruehle will be entitled to the same cash and equity compensation paid by the Company to each of its non-employee directors, as described in the Company’s proxy statement for its 2016 Annual Meeting of Stockholders filed on April 26, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 10, 2017	INPHI CORPORATION

	By:	/s/ John Edmunds
John Edmunds
Chief Financial Officer and
Chief Accounting Officer